UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  June 29, 2011

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 333-03526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 28, 2011, Tanger Properties Limited Partnership (the "Operating Partnership"), the operating partnership of Tanger Factory Outlet Centers, Inc. (the "Company") closed on the acquisition of the 410,000 square foot Jeffersonville outlet center from Simon Property Group, L.P. ("Simon") for a purchase price of $134.0 million.

Financial statements required to comply with the rules and regulations of the Securities and Exchange Commission, including Rule 3-14 of Regulation S-X for the acquisition and proforma financial statements reflecting the effect of this acquisition as well as the potential acquisition described under Item 8.01 below are included herein under Item 9.01. Upon closing on both of the aforementioned transactions, we will be required in total to fund approximately $259.7 million (which includes a $7.0 million acquisition deposit made during the first quarter of 2011). We expect to fund these transactions as follows:

•
Use the proceeds from our $150.0 million senior unsecured bridge loan facility with Wells Fargo Bank, which closed on June 27, 2011, to fund the acquisition of the outlet center in Jeffersonville, Ohio and repay borrowings under our unsecured lines of credit;

•
Use the net proceeds from the public issuance of 4.0 million common shares of the Company, estimated to be approximately $103.7 million (based on the June 28, 2011 closing share price of $26.10 on the New York Stock Exchange, net of estimated offering expenses of approximately $750,000 but excluding any underwriting discount) to repay borrowings under our unsecured lines of credit; and

•	Use available capacity under our unsecured lines of credit to fund the remaining acquisitions.

Item 8.01 Other Events

On May 6, 2011, the Operating Partnership entered into agreements with OCF Holdings LLC, Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC and Atlantic City Associates Number Three Manager LLC (the "Agreements") to acquire substantially all of the economic interests in two outlet centers representing approximately 694,000 square feet for a combined purchase price of approximately $125.7 million in cash and the assumption of indebtedness of approximately $73.6 million. The debt being assumed consists of six mortgages with various lenders that bear interest at fixed rates ranging from 5.14% to 7.65% per annum and have maturity dates ranging from 2016 to 2026. The centers are located in Atlantic City, New Jersey and Ocean City, Maryland (the "Cordish Properties"). The Operating Partnership paid a cash deposit of approximately $11.8 million on May 9, 2011 to secure its obligations under the Agreements, which will be credited against the purchase price for these interests at closing. The closing of the Cordish Properties, which is subject to approval by the current mortgage holders, is expected to take place during the third quarter of 2011. The Company can offer no assurances that this acquisition will close on the terms described herein, or at all.

Financial statements required to comply with the rules and regulations of the Securities and Exchange Commission, including Rule 3-14 of Regulation S-X for the acquisition and proforma financial statements reflecting the effect of the potential acquisition of the Cordish Properties as well as the acquisition described under Item 2.01 above are included herein under Item 9.01.

Section 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Acquisition Properties

Page Number
Ohio Factory Shops Partnership
Independent Auditors' Report	4

Statements of Revenues and Certain Expenses for the three months ended March 31, 2011 (Unaudited) and the Periods January 1, 2010 to August 29, 2010 (Audited) and August 30, 2010 to December 31, 2010 (Audited)	5

Notes to Unaudited and Audited Statements of Revenue and Certain Expenses	6

Cordish Properties
Independent Auditors' Report	10

Combined Statements of Revenues and Certain Expenses for the three months ended March 31, 2011 (Unaudited) and the year ended December 31, 2010 (Audited)	11

Notes to the Combined Statements of Revenues and Certain Expenses	12

(b)  Pro Forma Financial Information for Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership (Unaudited)

Tanger Factory Outlet Centers, Inc.
Unaudited Proforma Consolidating Statements of Operations:
For the three months ended March 31, 2011	16
For the year ended December 31, 2010	18

Unaudited Pro Forma Consolidating Balance Sheet:
As of March 31, 2011	20

Tanger Properties Limited Partnership
Unaudited Proforma Consolidating Statements of Operations:
For the three months ended March 31, 2011	22
For the year ended December 31, 2010	24

Unaudited Pro Forma Consolidating Balance Sheet:
As of March 31, 2011	26

Combined Tanger Factory Outlet Centers, Inc and Tanger Properties Limited Partnership
Unaudited Pro Forma Funds from Operations	28

(c) Not applicable

(d) Exhibits

Exhibit 23.1 Consent of Ernst & Young	35
Exhibit 23.2 Consent of PricewaterhouseCoopers LLP	36

Report of Independent Auditors

To the Partners of
Ohio Factory Shops Partnership

We have audited the accompanying statements of revenue and certain expenses of Ohio Factory Shops Partnership (the Property) for the periods from January 1, 2010 to August 29, 2010 and August 30, 2010 to December 31, 2010. These statements are the responsibility of the Property's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. We were not engaged to perform an audit of the Property's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership as described in Note 1, and are not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the statements referred to above present fairly, in all material respects, the revenue and certain expenses as discussed in Note 2, of Ohio Factory Shops Partnership for the periods from January 1, 2010 to August 29, 2010 and August 30, 2010 to December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Indianapolis, Indiana
May 23, 2011

Ohio Factory Shops Partnership
Statements of Revenue and Certain Expenses
(in thousands)

		For the period	For the period
	Three months ended	January 1, 2010 to	August 30, 2010 to
	March 31, 2011	August 29, 2010	December 31, 2010
	(unaudited)
Revenue:
Minimun Rent	$2,559	$6,183	$3,332
Overage Rent	56	160	93
Tenant Reimbursements	699	1,824	1,081
Other income	32	109	15
Total Revenue	3,346	8,276	4,521

Certain Expenses:
Property Operating	353	1,260	524
Real Estate Taxes	100	268	169
Repairs and maintenance	95	294	130
Advertising and Promotion	96	406	308
Provision for credit losses	9	(33)	7
Other Operating	11	29	10
Total Certain Expense	664	2,224	1,148

Excess of revenue over certain expenses	$2,682	$6,052	$3,373

See accompanying notes to schedules of revenues and certain expenses.

Ohio Factory Shops Partnership
Notes to Unaudited and Audited Statements of Revenue
and Certain Expenses
(in thousands)

For the Three Months Ended March 31, 2011 (Unaudited),
and the Periods January 1, 2010 to August 29, 2010 (Audited)
and August 30, 2010 to December 31, 2010 (Audited)

1. General

The accompanying statements of revenue and certain expenses (the Statements) include the operations of Jeffersonville Outlet Center (the Property), a 410,000 square foot retail outlet center, located in Jeffersonville, Ohio, which is owned by Ohio Factory Shops Partnership (the Partnership).

It is anticipated that the Property will be acquired by Tanger Properties Limited Partnership, the operating partnership and majority owned subsidiary of Tanger Factory Outlet Centers, Inc. (the Buyer) from the Partnership (the Seller). The Buyer entered into agreements with the Seller to purchase the Property on March 25, 2011, which are subject to the review and approval of the Federal Trade Commission (FTC) pursuant to an agreement between the Seller and the FTC. On April 28, 2011, the FTC announced that it is accepting public comments on the sale of this property to the Buyer, and that such comment period shall extend to May 30, 2011. As more fully described in Note 2, these financial statements have been prepared according to the rules and regulations of the Securities and Exchange Commission (SEC), and for the purpose of the Buyer's SEC filing requirements.

On August 30, 2010, Simon Property Group, L.P. (SPG, L.P.) completed a transaction to acquire 2l outlet centers (including the Property) from Prime Outlets (the SPG Purchase), including a center located in Puerto Rico, which was acquired on May 13, 2010. The SPG Purchase of Prime Outlets (Prime) resulted in a change of ownership of the Property from Prime Outlets Acquisition Company, LLC to SPG, L.P. on August 30, 2010.

The accompanying Statements are presented for the periods before and after the SPG Purchase due to the change in control of the Property. The purchase price of Prime was allocated to the various components of the acquisition, including the Property, based upon the fair value of each component, which may be derived from various observable or unobservable inputs and assumptions, including the use of third-party valuation specialists. These components typically include buildings, land, and intangibles related to in-place leases, which are amortized over the respective useful lives of the underlying leases. The purchase price allocation did not materially impact the Statements.

2. Basis of Presentation

The Statements relate to the operations of the Property and were prepared for the purpose of complying with the rules and regulations of the SEC, including Rule 3-14 of Regulation S-X. Accordingly, the accompanying Statements have been prepared using the accrual method of accounting, and certain expenses such as depreciation, amortization, income taxes, and mortgage interest expense are not reflected in the Statements, as required by Rule 3-14 of Regulation S-X of the SEC. Consequently, the Statements for the periods presented are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be in the proposed future operations of the Property have been excluded in accordance with Rule 3-14 of Regulation S-X.

The accompanying Statements do not represent the complete financial statements of the Property or the Partnership in accordance with accounting principles generally accepted in the United States (GAAP).

3. Summary of Significant Accounting Policies

Revenue Recognition

The Partnership, as a lessor, has retained substantially all of the risks and benefits of ownership of the Property and accounts for its leases as operating leases. Minimum rents are accrued on a straight-line basis over the terms of their respective leases. Substantially all of the retail tenants are also required to pay overage rents based on sales over a stated base amount during the lease year. The Partnership recognizes overage rents only when each tenant's sales exceed its sales threshold.

Leases are structured to allow the Partnership to recover a significant portion of property operating, real estate taxes, repair and maintenance, and advertising and promotion expenses from the tenants. Depending on the lease, tenants are required to make either a fixed common area maintenance (CAM) payment, which is recognized as revenue when earned and subject to an annual adjustment, or are required to reimburse the Partnership for their proportionate share of the CAM expenses. Property operating expenses typically include utility, insurance, security, janitorial, landscaping, food court, and other administrative expenses. Reimbursements from tenants for recoverable portions of all of these expenses and real estate taxes are recognized as revenue in the period the applicable expenditures are incurred. The Partnership receives escrow payments for these reimbursements from substantially all of its tenants throughout the year. This reduces the risk of loss on uncollectible accounts once the Partnership performs the final year-end billings for recoverable expenditures. Differences between actual and estimated tenant reimbursements are recognized in the subsequent year. Advertising and promotion costs are expensed as incurred.

Allowance for Credit Losses

A provision for credit losses is recorded based on management's judgment of tenant creditworthiness, ability to pay, and probability of collection. Accounts are written off when they are deemed to be no longer collectible. In addition, the retail sector in which the tenant operates and the historical collection experience in cases of bankruptcy are considered, if applicable.

Certain Expenses

Certain expenses include repairs, maintenance, utilities, insurance, management fees, and other costs. Repairs and maintenance expense are charged to operations as incurred.

Use of Estimates

The accounts included in the accompanying Statements and the related disclosures have been prepared in accordance with GAAP. GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures at the date of the Statements, and revenues and expenses during the reported periods. Actual results could differ from these estimates.

Unaudited Interim Financial Information

The Statements for the three months ended March 3l, 2011 are unaudited. Such Statements reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. All such adjustments are of a normal recurring nature. The excess of revenue over expenses for such periods is not necessarily indicative of the excess of revenue over expenses for the full year.

Subsequent Events

Subsequent events have been evaluated by the Partnership through May 23, 2011, which is the date the Statements were available to be issued.

4. Rentals Under Operating Leases

The Partnership receives rental income from the leasing of retail space under operating leases. Future minimum rentals to be received under noncancelable operating leases for each of the next five years and thereafter, excluding tenant reimbursements of operating expenses and percentage rent based on tenant sales volume, as of December 31, 2010, are as follows:

2011	$8,051
2012	6,869
2013	5,410
2014	3,477
2015	2,621
Thereafter	5,523
Total	$31,951

5. Commitments and Contingencies

Litigation

The Property currently is not subject to any material litigation nor to management's knowledge is any material litigation currently threatened against the Property other than routine litigation, claims, and administrative proceedings arising in the ordinary course of business. Management believes that such routine litigation, claims, and administrative proceedings will not have a material adverse impact on the Property's Statements.

6. Related Party Transactions

During the period from January 1, 2010 to August 29, 2010, the Property had a management agreement with an affiliate of Prime. A management fee based on rental income, as defined in the management agreement, totaled $416 during the period. In addition, the affiliate is compensated for services provided beyond the scope of the management fee (e.g., consulting, legal, technical, and other services as allocated by affiliates of Prime), which totaled $165 during the period from January 1, 2010 to August 29, 2010.

Subsequent to the SPG Purchase, the Property has a management agreement with an affiliate of SPG, L.P. A management fee based on rental income, as defined in the management agreement, totaled $101(unaudited) and $119 for the three months ended March 31,2011, and during the period from August 30, 2010 to December 31, 2010, respectively. In addition, affiliates are compensated for services provided beyond the scope of the management fee (e.g., consulting, legal, technical, and other services), which totaled $3 (unaudited) and $4 for the three months ended March 31, 2011, and during the period from August 30, 2010 to December 31, 2010, respectively.

Certain commercial general liability and property damage insurance, which totaled $24 (unaudited) and $24 for the three months ended March 31, 2011, and during the period from August 30, 2010 to December 31, 2010, respectively, is provided to the Properly by an affiliate of SPG, L.P.

Report of Independent Auditors

To the Board of Directors and Shareholders of Tanger Factory Outlet Centers, Inc. and the Partners of Tanger Properties Limited Partnership:

We have audited the accompanying combined statements of revenue and certain expenses (the "Statements") of OCF Holdings LLC, Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC and Atlantic City Associates Number Three Manager LLC (the "Cordish Properties") for the year ended December 31, 2010. These Statements are the responsibility of the Cordish Properties' management. Our responsibility is to express an opinion on these Statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements. We believe that our audit provide a reasonable basis for our opinion.

The accompanying Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership, as described in Note 2, and are not intended to be a complete presentation of the Cordish Properties' revenues and expenses.

In our opinion, the Statements referred to above present fairly, in all material respects, the combined revenue and certain expenses, as described in Note 2, of the Cordish Properties for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Greensboro, North Carolina
June 24, 2011

OCF Holdings LLC, Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC and Atlantic City Associates Number Three Manager LLC

Combined Statements of Revenue and Certain Expenses
For the three months ended March 31, 2011 (Unaudited) and for the year ended December 31, 2010
(in thousands)

	Three Months Ended	Year Ended
	March 31, 2011	December 31, 2010
	(Unaudited)
Revenue
Base rent	$3,339	$13,939
Percentage rentals	656	1,571
Expense reimburesements	1,545	5,802
Other income	22	468
Total revenue	5,562	21,780

Certain Expenses
Property operating expenses	1,406	5,935
General and administrative expenses	181	997
Total certain expenses	1,587	6,932

Revenue in excess of certain expenses	$3,975	$14,848

See accompanying notes to combined statements of revenue and certain expenses.

OCF Holdings LLC, Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC and Atlantic City Associates Number Three Manager LLC

Notes to Combined Statements of Revenue and Certain Expenses
For the three months ended March 31, 2011 (Unaudited) and for the year ended December 31, 2010
(in thousands)

1.    Business

The accompanying combined statements of revenue and certain expenses (the "Statements") relate to the operations of the OCF Holdings LLC, Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC and Atlantic City Associates Number Three Manager LLC (the "Cordish Properties") consisting of two outlet centers totaling approximately 694,000 square feet in Atlantic City, New Jersey and Ocean City, Maryland, respectively. All references to square feet in these Statements are unaudited.

It is anticipated that substantially all of the economic interests of the Cordish Properties will be acquired by Tanger Properties Limited Partnership, a majority owned subsidiary of Tanger Factory Outlet Centers, Inc., through the acquisition of interests or investment in equity interests of the existing LLCs under agreements dated May 6, 2011. The closing of the acquisition is subject to lender approval.

2.    Summary of Significant Accounting Policies

Basis of Presentation
The accompanying Statements are prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission, including Rule 3-14 of Regulation S-X, in contemplation of Tanger Properties Limited Partnership (the "Operating Partnership") acquiring the Cordish Properties. These Statements are not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred by the Cordish Properties in the future operation by the Operating Partnership, have been excluded as discussed below. These Statements do not represent the complete financial statements of the Cordish Properties in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Certain operating expenses include advertising and promotional expenses, common area maintenance, real estate taxes, and certain other operating expenses related to the operations of the Cordish Properties. In accordance with the regulations of the Securities and Exchange Commission, mortgage interest, depreciation and amortization, management fees and corporate overhead have been excluded from certain operating expenses, as they are not comparable to the proposed future operations of the Cordish Properties.

Revenue and Expense Recognition
The Cordish Properties are leased to various tenants under operating leases. Revenue is recognized on a straight-line basis over the terms of the related leases. Rental revenue includes fees for early terminated leases. Substantially all of the retail tenants are also required to pay overage rents based on sales over a stated base amount during the lease year. Tenant expense reimbursement revenue includes payments from tenants as reimbursement for property operating expenses as stipulated in the leases. This expense reimbursement revenue is recognized in the same period as the related operating expense. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of these Statements is in conformity with GAAP, which requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Interim Unaudited Financial Information
The Statement for the three months ended March 31, 2011 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the Statements for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

3.    Rental Revenue

The Cordish Properties have entered into non-cancelable tenant leases. The leases provide that tenants will share operating expenses and real estate taxes on a pro rata basis, as defined in the leases. Future minimum rentals, excluding such expenses, as of December 31, 2010, to be received under these tenant leases are as follows:

Minimum rental
payments
2011	$13,031
2012	11,984
2013	9,190
2014	6,785
2015	4,913
Thereafter	9,833
Total	$55,736

4.    Risks and Uncertainties

The Cordish Properties' results of operations are significantly dependent on the overall health of the retail industry. The Cordish Properties' tenants are comprised almost exclusively of merchants in the retail industry. The retail industry is subject to external factors such as inflation, consumer confidence, unemployment rates and consumer tastes and preferences. A decline in the retail industry could reduce merchant sales, which could adversely affect the operating results of the Cordish Properties. A number of merchants occupy space in the Cordish Properties; however, no single merchant accounts for more than 10% of the Cordish Properties' base rents and no one tenant occupies more than 10% of the Cordish Properties' total gross leasable area for either the year ended December 31, 2010 or the three months ended March 31, 2011 (unaudited).

5.    Commitments and Contingencies

The Cordish Properties are not subject to any material litigation nor to management's knowledge is any material litigation currently threatened against the Cordish Properties other than routine litigation, claims and administrative proceedings arising in the ordinary course of business. Management believes that such routine litigation, claims and administrative proceedings will not have a material adverse impact on the Cordish Properties' Statements.

6.    Subsequent Events

We have evaluated subsequent events for recognition or disclosure through June 24, 2011, which is the date the financial statements were issued.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
TANGER PROPERTIES LIMITED PARTNERSHIP
PRO FORMA FINANCIAL INFORMATION INTRODUCTION
(unaudited)

The accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2011 and the year ended December 31, 2010, have been prepared to reflect the effect of (i) the acquisition of the Jeffersonville outlet center held by Ohio Factory Shops Partnership from Simon which occurred on June 28, 2011, (ii) borrowings of $150.0 million under our unsecured bridge loan, (iii) the assumed public issuance by the Company of 4.0 million common shares and (iv) the assumed acquisitions of substantially all of the economic interests in OCF Holdings LLC, Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC and Atlantic City Associates Number Three Manager LLC (the "Acquisition Properties"), as if such transactions had occurred on January 1, 2010.
The accompanying unaudited pro forma consolidated balance sheet as of March 31, 2011 has been prepared to reflect the effect of the Acquisition Properties acquired by the Company and the Operating Partnership, as if such transactions had occurred on March 31, 2011.
These unaudited pro forma condensed consolidated statements should be read in connection with the historical consolidated financial statements and notes thereto included in the Company’s and Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2010. In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the above transactions.
The pro forma condensed consolidated statements of operations are unaudited and are not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated on the date presented, nor does it purport to represent the financial position, results of operations or cash flows for future periods. In addition, the pro forma balance sheet includes pro forma preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisitions. These preliminary estimates may be adjusted in the future upon finalization of the purchase accounting.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2011
(Unaudited)
(In thousands, except per share data)

	The		Pro forma		Pro forma
	Company	Acquisitions	Adjustments		Consolidated
	(a)	(b)
REVENUES
Base rentals	$46,219	$5,898	$(149)	(c)	$51,968
Percentage rentals	1,391	712			2,103
Expense reimbursements	21,205	2,244			23,449
Other income	1,924	54			1,978
Total revenues	70,739	8,908	(149)		79,498
EXPENSES
Property operating	24,108	2,070			26,178
General and administrative	6,767	181			6,948
Acquisition costs	567				567
Abandoned development costs	158				158
Depreciation and amortization	17,965		5,572	(d)	23,537
Total expenses	49,565	2,251	5,572		57,388
Operating income	21,174	6,657	(5,721)		22,110
Interest expense	(10,325)		(1,568)	(e)	(11,893)
Income before equity in losses of unconsolidated joint ventures, discontinued operations and noncontrolling interest	10,849	6,657	(7,289)		10,217
Equity in losses of unconsolidated joint ventures	(32)				(32)
Income from continuing operations	$10,817	$6,657	$(7,289)		$10,185

Basic earnings per common share:
Income from continuing operations (f)	$0.11				$0.10
Weighted average shares	80,353		4,000	(g)	84,353

Diluted earnings per common share:
Income from continuing operations (f)	$0.11				$0.10
Weighted average shares	80,552		4,000	(g)	84,552

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.

NOTES TO PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS

a)      As reported in the unaudited consolidated statement of operations of Tanger Factory Outlet Centers, Inc. and Subsidiaries for the three months ended March 31, 2011.

b)      Represents the combined revenues and certain expenses (unaudited) of Ohio Factory Shops Partnership and the Cordish Properties. There were no operations associated with Atlantic City Associates Number Three Manager LLC.

c)      Reflects the amortization of purchase price preliminarily assigned to above and below market leases and straight-line base rental adjustments.

d)      Reflects depreciation and amortization of the purchase price preliminarily allocated to the acquired buildings, improvements and fixtures and the amortization of purchase price preliminarily allocated to lease in-place value. Estimated lives used are 33 years for buildings, 10 to 18 years for site improvements, remaining lease terms for tenant improvements and other lease related intangibles and remaining lease term plus 5 years for tenant relationship intangibles.

e)      Reflects interest expense from (i) the assumption of six mortgages with a face value of approximately $73.6 million with stated interest rates ranging from 5.14% to 7.65% ($79.2 million fair value, with imputed interest rates ranging from 4.68% to 5.05%) and (ii) additional borrowings under an unsecured bridge loan of $150.0 million at an interest rate of 1.85% based on one month LIBOR plus 1.60%, and (iii) the net decrease in the lines of credit of $0.9 million from borrowings and repayments related to the acquisition and financing activities described herein at an interest rate of 2.10% based on one month LIBOR plus 1.90%.   A one-eighth percent (0.125%) increase or decrease in the LIBOR rate would result in a change in interest expense of $167,000 per year on our assumed LIBOR based borrowings. The pro forma adjustment to interest expense has been reduced for the estimated capitalization of interest related to ongoing development of Atlantic City Associates Number Three Manager LLC.

f)      Pro forma income per share is computed as follows: Income from continuing operations less the noncontrolling interest in Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC, and Atlantic City Associates Number Three Manager LLC, the noncontrolling interest in the Operating Partnership and the allocation of earnings to participating securities divided by pro forma weighted average shares outstanding.

g) Reflects the assumed public issuance of 4.0 million additional common shares, based on the June 28, 2011 closing share price of $26.10 on the New York Stock Exchange, for net proceeds of $103.7 million (net of estimated offering expenses of approximately $750,000 but excluding any underwriting discount), as if the shares had been issued as of the beginning of the three month period.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
 (Unaudited)
(In thousands, except per share data)

	The Company		Pro forma Adjustments		Pro forma Consolidated
		Acquisitions
	(a)	(b)
REVENUES
Base rentals	$178,976	$23,454	$(239)	(c)	$202,191
Percentage rentals	7,914	1,824			9,738
Expense reimbursements	80,627	8,707			89,334
Other income	8,786	592			9,378
Total revenues	276,303	34,577	(239)		310,641
EXPENSES
Property operating	93,345	9,307			102,652
General and administrative	24,553	997			25,550
Impairment charge	735				735
Depreciation and amortization	78,039		22,288	(d)	100,327
Total expenses	196,672	10,304	22,288		229,264
Operating income	79,631	24,273	(22,527)		81,377
Interest expense	(34,120)		(6,338)	(e)	(40,458)
Loss on early extinguishment of debt	(563)				(563)
Loss on termination of derivatives	(6,142)				(6,142)
Income before equity in losses of unconsolidated joint
ventures, discontinued operations and noncontrolling interest	38,806	24,273	(28,865)		34,214
Equity in losses of unconsolidated joint ventures	(464)				(464)
Income from continuing operations	$38,342	$24,273	$(28,865)		$33,750

Basic earnings per common share:
Income from continuing operations (f)	$0.32				$0.25
Weighted average shares	80,187		4,000	(g)	84,187

Diluted earnings per common share:
Income from continuing operations (f)	$0.32				$0.26
Weighted average shares	80,390		4,000	(g)	84,390

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.

NOTES TO PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS

a)      Reflects the consolidated operations of Tanger Factory Outlet Centers, Inc. and Subsidiaries related to continuing operations for the year ended December 31, 2010. Revenues and expenses related to discontinued operations are not included. See the historical consolidated financial statements and notes thereto included in Tanger Factory Outlet Centers, Inc. and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2010.

b)      Represents the combined revenues and certain expenses of Ohio Factory Shops Partnership and the Cordish Properties. There were no operations associated with Atlantic City Associates Number Three Manager LLC.

c)      Reflects the amortization of purchase price preliminarily assigned to above and below market leases and straight-line base rental adjustments.

d)      Reflects depreciation and amortization of the purchase price preliminarily allocated to the acquired buildings, improvements and fixtures and the amortization of purchase price preliminarily allocated to lease in-place value. Estimated lives used are 33 years for buildings, 10 to 18 years for site improvements, remaining lease terms for tenant improvements and other lease related intangibles and remaining lease term plus 5 years for tenant relationship intangibles.

e)      Reflects interest expense from (i) the assumption of six mortgages with a face value of approximately $73.6 million with stated interest rates ranging from 5.14% to 7.65% ($79.2 million fair value, with imputed interest rates ranging from 4.68% to 5.05%) and (ii) additional borrowings under an unsecured bridge loan of $150.0 million at an interest rate of 1.85% based on one month LIBOR plus 1.60%, and (iii) the net decrease in the lines of credit of $0.9 million from borrowings and repayments related to the acquisition and financing activities described herein at an interest rate of 2.10% based on one month LIBOR plus 1.90%.   A one-eighth percent (0.125%) increase or decrease in the LIBOR rate would result in a change in interest expense of $167,000 per year on our assumed LIBOR based borrowings. The pro forma adjustment to interest expense has been reduced for the estimated capitalization of interest related to ongoing development of Atlantic City Associates Number Three Manager LLC.

f)      Pro forma income per share is computed as follows:  Income from continuing operations less preferred share dividends, the write off of original preferred share issuance costs totaling approximately $7.8 million, the noncontrolling interest in Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC, and Atlantic City Associates Number Three Manager LLC, the noncontrolling interest in the Operating Partnership and the allocation of earnings to participating securities divided by pro forma weighted average shares outstanding.

g)      Reflects the assumed public issuance of 4.0 million additional common shares, based on the June 28, 2011 closing share price of $26.10 on the New York Stock Exchange, for net proceeds of $103.7 million (net of estimated offering expenses of approximately $750,000 but excluding any underwriting discount), as if the shares had been issued as of the beginning of the year.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATING BALANCE SHEET
As of March 31, 2011
(Unaudited, in thousands)

	The Company	Acquisitions and Pro forma Adjustments		Pro forma Consolidated

ASSETS	(a)
Rental Property
Land	$141,577	$2,752	(b)	$144,329
Buildings, improvements and fixtures	1,441,260	239,920	(b)	1,681,180
Construction in progress	2,590	10,851	(b)	13,441
	1,585,427	253,523		1,838,950
Accumulated depreciation	(462,942)			(462,942)
Rental property, net	1,122,485	253,523		1,376,008
Cash and cash equivalents	731			731
Investments in unconsolidated joint ventures	5,861			5,861
Deferred lease costs and other intangibles, net	28,090	86,577	(b)	114,667
Deferred debt origination costs, net	7,165			7,165
Prepaids and other assets	53,912	(7,000)	(c)	46,912
Total assets	$1,218,244	$333,100		$1,551,344

LIABILITIES, NONCONTROLLING INTERESTS AND EQUITY
Liabilities
Debt
Senior, unsecured notes	$554,670			$554,670
Mortgages payable		$79,242	(d)	79,242
Unsecured bridge loan		150,000	(e)	150,000
Unsecured lines of credit	166,300	(920)	(f)	165,380
Total debt	720,970	228,322		949,292
Construction trade payables	30,984			30,984
Accounts payable and accrued expenses	33,503			33,503
Other liabilities	16,409			16,409
Total liabilities	801,866	228,322		1,030,188
Commitments
Noncontrolling interests		1,128	(g)	1,128

Equity
Tanger Factory Outlet Centers, Inc.
Common Shares	813	40	(h)	853
Paid in capital	606,121	93,969	(h)	700,090
Distributions in excess of net income	(246,372)			(246,372)
Accumulated other comprehensive income	1,754			1,754
Equity attributable to Tanger Factory Outlet Centers, Inc.	362,316	94,009		456,325
Equity attributable to noncontrolling interest in Operating Partnership	54,062	9,641	(h)	63,703
Total equity	416,378	103,650		520,028
Total liabilities, noncontrolling interests and equity	$1,218,244	$333,100		$1,551,344

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.

NOTES TO PRO FORMA CONSOLIDATING BALANCE SHEET

a)      As reported in the unaudited consolidated balance sheet of Tanger Factory Outlet Centers, Inc. and Subsidiaries as of March 31, 2011.

b)      Reflects the preliminary allocation of the purchase price to assets acquired. The pro forma balance sheet includes pro forma preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisitions. These preliminary estimates may be adjusted in the future upon finalization of the purchase accounting.

c) Reflects the reclassification of the $7.0 million cash acquisition deposit paid to Simon during the first quarter of 2011.

d)      Reflects the assumption of mortgages payable with a face value of $73.6 million and a fair value of $79.2 million.

e)      Reflects borrowings under the unsecured bridge loan of $150.0 million, of which $127.0 million was used to fund the acquisition of Jeffersonville (purchase price of $134.0 million less the $7.0 million cash acquisition deposit), and the remaining proceeds utilized to repay borrowings outstanding under our unsecured lines of credit.

f) Reflects a reduction in unsecured lines of credit utilizing net funds available after giving effect to the following: (i) excess proceeds from the funding of a $150.0 million unsecured bridge loan, of which $127.0 million was utilized for the acquisition of Jeffersonville, (ii) net proceeds from the assumed public issuance of 4.0 million common shares totaling $103.7 million (net of estimated offering expenses of approximately $750,000 but excluding any underwriting discount) offset by (iii) the borrowing of $125.7 million to fund the acquisitions of Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC and Atlantic City Associates Number Three Manager LLC.

g)      Reflects the noncontrolling interest in Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC and Atlantic City Associates Number Three Manager LLC.

h)       Reflects the assumed public issuance of 4.0 million additional common shares, based on the June 28, 2011 closing share price of $26.10 on the New York Stock Exchange, for net proceeds of $103.7 million (net of estimated offering expenses of approximately $750,000 but excluding any underwriting discount).

TANGER PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES
PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2011
(Unaudited)
(In thousands, except per unit amounts)

	Operating		Pro forma		Pro forma
	Partnership	Acquisitions	Adjustments		Consolidated
	(a)	(b)
REVENUES
Base rentals	$46,219	$5,898	$(149)	(c)	$51,968
Percentage rentals	1,391	712			2,103
Expense reimbursements	21,205	2,244			23,449
Other income	1,924	54			1,978
Total revenues	70,739	8,908	(149)		79,498
EXPENSES
Property operating	24,108	2,070			26,178
General and administrative	6,767	181			6,948
Acquisition costs	567				567
Abandoned development costs	158				158
Depreciation and amortization	17,965		5,572	(d)	23,537
Total expenses	49,565	2,251	5,572		57,388
Operating income	21,174	6,657	(5,721)		22,110
Interest expense	(10,325)		(1,568)	(e)	(11,893)
Income before equity in earnings of unconsolidated joint ventures and discontinued operations	10,849	6,657	(7,289)		10,217
Equity in losses of unconsolidated joint ventures	(32)				(32)
Income from continuing operations	$10,817	$6,657	$(7,289)		$10,185
Basic earnings per unit:
Income from continuing operations (f)	$0.46				$0.41
Weighted average units	23,121		1,000	(g)	24,121

Diluted earnings per unit:
Income from continuing operations (f)	$0.46				$0.41
Weighted average units	23,171		1,000	(g)	24,171

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.

NOTES TO PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS

a)      As reported in the unaudited consolidated statement of operations of Tanger Properties Limited Partnership and Subsidiaries for the three months ended March 31, 2011.

b)      Represents the combined revenues and certain expenses (unaudited) of Ohio Factory Shops Partnership and the Cordish Properties. There were no operations associated with Atlantic City Associates Number Three Manager LLC.

c)      Reflects the amortization of purchase price preliminarily assigned to above and below market leases and straight-line base rental adjustments.

d)      Reflects depreciation and amortization of the purchase price preliminarily allocated to the acquired buildings, improvements and fixtures and the amortization of purchase price preliminarily allocated to lease in-place value. Estimated lives used are 33 years for buildings, 10 to 18 years for site improvements, remaining lease terms for tenant improvements and other lease related intangibles and remaining lease term plus 5 years for tenant relationship intangibles.

e)      Reflects interest expense from (i) the assumption of six mortgages with a face value of approximately $73.6 million with stated interest rates ranging from 5.14% to 7.65% ($79.2 million fair value, with imputed interest rates ranging from 4.68% to 5.05%) (ii) additional borrowings under an unsecured bridge loan of $150.0 million at an interest rate of 1.85% based on one month LIBOR plus 1.60%, and (iii) the net decrease in the lines of credit of $0.9 million from borrowings and repayments related to the acquisitions and financing activities described herein at an interest rate of 2.10% based on one month LIBOR plus 1.90%.   A one-eighth percent (0.125%) increase or decrease in the LIBOR rate would result in a change in interest expense of $167,000 per year on our assumed LIBOR based borrowings. The pro forma adjustment to interest expense has been reduced for the estimated capitalization of interest related to ongoing development of Atlantic City Associates Number Three Manager LLC.

f)       Pro forma income per unit is computed as follows: Income from continuing operations less the noncontrolling interest in Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC, and Atlantic City Associates Number Three Manager LLC and the allocation of earnings to participating securities divided by pro forma weighted average units outstanding.

g). Reflects the assumed issuance of 1.0 million additional common limited partnership units, as if the units had been issued as of the beginning of the three month period.

TANGER PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES
PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
(Unaudited)
(In thousands, except per unit amounts)

	Operating		Pro forma		Pro forma
	Partnership	Acquisitions	Adjustments		Consolidated
	(a)	(b)
REVENUES
Base rentals	$178,976	$23,454	$(239)	(c)	$202,191
Percentage rentals	7,914	1,824			9,738
Expense reimbursements	80,627	8,707			89,334
Other income	8,786	592			9,378
Total revenues	276,303	$34,577	$(239)		310,641
EXPENSES
Property operating	93,345	9,307			102,652
General and administrative	24,553	997			25,550
Impairment charge	735				735
Depreciation and amortization	78,039		22,288	(d)	100,327
Total expenses	196,672	10,304	22,288		229,264
Operating income	79,631	24,273	(22,527)		81,377
Interest expense	(34,120)		(6,338)	(e)	(40,458)
Loss on early extinguishment of debt	(563)				(563)
Loss on termination of derivatives	(6,142)				(6,142)
Income before equity in losses of unconsolidated
joint ventures and discontinued operations	38,806	24,273	(28,865)		34,214
Equity in losses of unconsolidated joint ventures	(464)				(464)
Income from continuing operations	$38,342	$24,273	$(28,865)		$33,750

Basic earnings per unit:
Income from continuing operations (f)	$1.29				$1.02
Weighted average units	23,080		1,000	(g)	24,080

Diluted earnings per unit:
Income from continuing operations (f)	$1.29				$1.02
Weighted average units	23,131		1,000	(g)	24,131

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.

NOTES TO PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS

a)      Reflects the consolidated operations of Tanger Properties Limited Partnership and Subsidiaries related to continuing operations for the year ended December 31, 2010. Revenues and expenses related to discontinued operations are not included. See the historical consolidated financial statements and notes thereto included in Tanger Properties Limited Partnership and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2010.

b)      Represents the combined revenues and certain expenses (unaudited) of Ohio Factory Shops Partnership and the Cordish Properties. There were no operations associated with Atlantic City Associates Number Three Manager LLC.

c)      Reflects the amortization of purchase price preliminarily assigned to above and below market leases and straight-line base rental adjustments.

d)      Reflects depreciation and amortization of the purchase price preliminarily allocated to the acquired buildings, improvements and fixtures and the amortization of purchase price preliminarily allocated to lease in-place value. Estimated lives used are 33 years for buildings, 10 to 18 years for site improvements, remaining lease terms for tenant improvements and other lease related intangibles and remaining lease term plus 5 years for tenant relationship intangibles.

e)      Reflects interest expense from (i) the assumption of six mortgages with a face value of approximately $73.6 million with stated interest rates ranging from 5.14% to 7.65% ($79.2 million fair value, with imputed interest rates ranging from 4.68% to 5.05%), (ii) additional borrowings under an unsecured bridge loan of $150.0 million at an interest rate of 1.85% based on one month LIBOR plus 1.60%, and (iii) the net decrease in the lines of credit of $0.9 million from borrowings and repayments related to the acquisitions and financing activities described herein at an interest rate of 2.10% based on one month LIBOR plus 1.90%.   A one-eighth percent (0.125%) increase or decrease in the LIBOR rate would result in a change in interest expense of $167,000 per year on our assumed LIBOR based borrowings. The pro forma adjustment to interest expense has been reduced for the estimated capitalization of interest related to ongoing development of Atlantic City Associates Number Three Manager LLC.

f)      Pro forma income per unit is computed as follows:  Income from continuing operations less preferred unit distributions, the write off of original preferred unit issuance costs of totaling approximately $7.8 million, the noncontrolling interest in Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC, and Atlantic City Associates Number Three Manager LLC and the allocation of earnings to participating securities divided by pro forma weighted average units outstanding.

g)      Reflects the assumed issuance of 1.0 million additional common limited partnership units, as if the units had been issued as of the beginning of the year.

TANGER PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES
PRO FORMA CONSOLIDATING BALANCE SHEET
As of March 31, 2011
(Unaudited in thousands)

		Acquisitions and
	Operating Partnership	Pro forma Adjustments		Pro forma Consolidated
ASSETS	(a)
Rental Property
Land	$141,577	$2,752	(b)	$144,329
Buildings, improvements and fixtures	1,441,260	239,920	(b)	1,681,180
Construction in progress	2,590	10,851	(b)	13,441
	1,585,427	253,523		1,838,950
Accumulated depreciation	(462,942)			(462,942)
Rental property, net	1,122,485	253,523		1,376,008
Cash and cash equivalents	699			699
Investments in unconsolidated joint ventures	5,861			5,861
Deferred lease costs and other intangibles, net	28,090	86,577	(b)	114,667
Deferred debt origination costs, net	7,165			7,165
Prepaids and other assets	53,471	(7,000)	(c)	46,471
Total assets	$1,217,771	$333,100		$1,550,871

LIABILITIES, NONCONTROLLING INTERESTS AND PARTNERS' EQUITY
Liabilities
Debt
Senior, unsecured notes	$554,670			$554,670
Mortgages payable		$79,242	(d)	79,242
Unsecured bridge loan		150,000	(e)	150,000
Unsecured lines of credit	166,300	(920)	(f)	165,380
	720,970	228,322		949,292
Construction trade payables	30,984			30,984
Accounts payable and accrued expenses	33,030			33,030
Other liabilities	16,409			16,409
Total liabilities	801,393	228,322		1,029,715
Commitments
Noncontrolling interests		1,128	(g)	1,128

Partners' equity
General partner	5,151			5,151
Limited partner	409,514	103,650	(h)	513,164
Accumulated other comprehensive income	1,713			1,713
Total partners' equity	416,378	103,650		520,028
Total liabilities, noncontrolling interests and partners' equity	$1,217,771	$333,100		$1,550,871

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.

NOTES TO PRO FORMA CONSOLIDATING BALANCE SHEET

a)      As reported in the unaudited consolidated balance sheet of Tanger Properties Limited Partnership and Subsidiaries as of March 31, 2011.

b)      Reflects the preliminary allocation of the purchase price to assets acquired. The pro forma balance sheet includes pro forma preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisitions. These preliminary estimates may be adjusted in the future upon finalization of the purchase accounting.

c) Reflects the reclassification of the $7.0 million cash acquisition deposit paid to Simon during the first quarter of 2011.

d)      Reflects the assumption of mortgages payable with a face value of $73.6 million and a fair value of $79.2 million.

e)      Reflects borrowings under the unsecured bridge loan of $150.0 million, of which $127.0 million was used to fund the acquisition of Jeffersonville (purchase price of $134.0 million less the $7.0 million cash acquisition deposit), and the remaining proceeds utilized to repay borrowings outstanding under our unsecured lines of credit.

f) Reflects a reduction in unsecured lines of credit utilizing net funds available after giving effect to the following: (i) excess proceeds from the funding of a $150.0 million unsecured bridge loan, of which $127.0 million was utilized for the acquisition of Jeffersonville, (ii) net proceeds from the assumed public issuance of 4.0 million common shares of the Company totaling $103.7 million (net of estimated offering expenses of approximately $750,000 but excluding any underwriting discount), which would be contributed to the Operating Partnership in exchange for 1.0 million common limited partnership units, offset by (iii) the borrowing of $125.7 million to fund the acquisitions of Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC and Atlantic City Associates Number Three Manager LLC.

g)      Reflects the noncontrolling interest in Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC and Atlantic City Associates Number Three Manager LLC.

h)       Reflects the assumed issuance of 1.0 million additional common limited partnership units.

SUPPLEMENTAL EARNINGS MEASURE
Pro Forma Funds From Operations
Funds from Operations ("FFO") represents income before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization uniquely significant to real estate and after adjustments for unconsolidated partnerships and joint ventures.
FFO is intended to exclude historical cost depreciation of real estate as required by Generally Accepted Accounting Principles ("GAAP") which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.
We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is widely used by us and others in our industry to evaluate and price potential acquisition candidates. The National Association of Real Estate Investment Trusts, Inc., of which we are a member, has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance. In addition, a percentage of bonus compensation to certain members of management is based on our FFO performance.
FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

•	FFO, which includes discontinued operations, may not be indicative of our ongoing operations; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only supplementally.

Below is a reconciliation of income from continuing operations to FFO for the three months ended March 31, 2011 as well as other data for those respective periods (in thousands):

			Pro forma		Pro forma
	Historical	Acquisitions	Adjustments		Consolidated
	(a)	(b)
For the three months ended March 31, 2011
Funds from Operations:
Income from continuing operations	$10,817	$6,657	$(7,289)	(c)	$10,185
Depreciation and amortization uniquely significant to
real estate - consolidated	17,807		5,572	(d)	23,379
Depreciation and amortization uniquely significant to
real estate - unconsolidated joint ventures	1,306				1,306
Funds from operations	29,930	6,657	(1,717)		34,870
Noncontrolling interests	—		(59)	(e)	(59)
Allocation of FFO to participating securities	(310)		(41)	(f)	(351)
Funds from operations available to common
shareholders and noncontrolling interests in Operating Partnership	$29,620	$6,657	$(1,817)		$34,460

TANGER FACTORY OUTLET CENTERS, INC.
Weighted average shares	92,685		4,000	(g)	96,685
Funds from operations per share - diluted	$0.32				$0.36

TANGER PROPERTIES LIMITED PARTNERSHIP
Weighted average units	23,171		1,000	(h)	24,171
Funds from operations per unit - diluted	$1.28				$1.43

NOTES TO COMBINED PRO FORMA CONSOLIDATING FFO

a)    As reported in the Form 10-Q of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership for the three months ended March 31, 2011.

b)    Represents the combined revenues and certain expenses (unaudited) of Ohio Factory Shops Partnership and the Cordish Properties. There were no operations associated with Atlantic City Associates Number Three Manager LLC.

c)    Reflects the sum of the pro forma adjustments for base rent, depreciation and amortization, and interest expense presented in the unaudited pro forma consolidating statement of operations for the three months ended March 31, 2011.

d)    Reflects the pro forma adjustment for depreciation and amortization presented in the unaudited pro forma consolidating statement of operations for the three months ended March 31, 2011.

e)    Reflects the noncontrolling interest in Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC and Atlantic City Associates Number Three Manager LLC.

f)    Reflects the allocation of the pro forma adjustments to participating securities.

g)    Reflects the assumed public issuance of 4.0 million additional common shares, based on the June 28, 2011 closing share price of $26.10 on the New York Stock Exchange, for net proceeds of $103.7 million, (net of estimated offering expenses of approximately $750,000 but excluding any underwriting discount) as if the shares had been issued as of the beginning of the three month period.

h)    Reflects the assumed issuance of 1.0 million additional common units, as if the units had been issued as of the beginning of the three month period.

Below is a reconciliation of income from continuing operations to FFO for the year ended December 31, 2010 as well as other data for those respective periods (in thousands):

			Pro forma		Pro forma
	Historical	Acquisitions	Adjustments		Consolidated
	(a)	(b)
For the year ended December 31, 2010
Funds from Operations:
Income from continuing operations	$38,342	$24,273	$(28,865)	(c)	$33,750
Discontinued operations	(98)				(98)
Net income	38,244	24,273	(28,865)		33,652
Depreciation and amortization attributable to discontinued operations	87				87
Depreciation and amortization uniquely significant to
real estate - consolidated	77,526		22,288	(d)	99,814
Depreciation and amortization uniquely significant to
real estate - unconsolidated joint ventures	5,146				5,146
Funds from operations	121,003	24,273	(6,577)		138,699
Preferred share dividends	(5,297)				(5,297)
Original issuance costs related to redeemed preferred shares	(2,539)				(2,539)
Noncontrolling interests	—		(730)	(e)	(730)
Allocation of FFO to participating securities	(932)		(118)	(f)	(1,050)
Funds from operations available to common
shareholders and noncontrolling interests in Operating Partnership	$112,235	$24,273	$(7,425)		$129,083

TANGER FACTORY OUTLET CENTERS, INC.
Weighted average shares	92,523		4,000	(g)	96,523
Funds from operations per share - diluted	$1.21				$1.34

TANGER PROPERTIES LIMITED PARTNERSHIP
Weighted average units	23,131		1,000	(h)	24,131
Funds from operations per unit - diluted	$4.85				$5.35

NOTES TO COMBINED PRO FORMA CONSOLIDATING FFO

a)    As reported in the Form 10-K of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership for the year ended December 31, 2010.

b)    Represents the combined revenues and certain expenses of Ohio Factory Shops Partnership and the Cordish Properties. There were no operations associated with Atlantic City Associates Number Three Manager LLC.

c)    Reflects the sum of the pro forma adjustments for base rent, depreciation and amortization, and interest expense presented in the unaudited pro forma consolidating statement of operations for the year ended December 31, 2010.

d)    Reflects the pro forma adjustment for depreciation and amortization presented in the unaudited pro forma consolidating statement of operations for the year ended December 31, 2010 .

e)    Reflects the noncontrolling interest in Cordish AC-1 Associates LLC, Cordish AC-2 Associates LLC and Atlantic City Associates Number Three Manager LLC.

f)    Reflects the allocation of the pro forma adjustments to participating securities.

g)    Reflects the assumed public issuance of 4.0 million additional common shares, based on the June 28, 2011 closing share price of $26.10 on the New York Stock Exchange, for net proceeds of $103.7 million, (net of estimated offering expenses of approximately $750,000 but excluding any underwriting discount) as if the shares had been issued as of the beginning of the year.

h)    Reflects the assumed issuance of 1.0 million additional common units, as if the units had been issued as of the beginning of the year.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the report to be signed its behalf by the undersigned thereunto duly authorized.

 TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, sole general partner

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Vice President, Treasurer and Assistant Secretary

June 29, 2011